Exhibit 99.1

LNB Bancorp, Inc. Reports Fourth Quarter and Full Year 2014 Results

  Entered into a definitive merger agreement to merge with Northwest Bancshares, Inc.
  Fourth quarter 2014 net income available to common shareholders of $1.5 million. Excluding expenses related to the proposed merger of approximately $.6 million after tax, net income available to common shareholders was $2.1 million during the quarter, a 36% increase year-over-year
  Full year 2014 net income available to common shareholders of $7.2 million. Excluding merger related expenses of $.6 million after tax, net income available to common shareholders was $7.8 million, a 42% increase year-over-year
  Loans increased by $28 million or 3.1% year over year
  Improved asset quality and lower net charge-offs resulted in a reduced provision for loan losses

LORAIN, Ohio--(BUSINESS WIRE)--January 29, 2015--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the fourth quarter and the full year ended December 31, 2014. Net income available to common shareholders for the quarter ending December 31, 2014 was $1.5 million, or $0.15 per diluted share, compared to $1.5 million, or $0.16 per diluted share, for the fourth quarter 2013. On December 15, 2014, LNB entered into a definitive merger agreement with Northwest Bancshares, Inc. During the quarter, the Company incurred merger related expenses of $.8 million or $.6 million after tax. Excluding merger related expenses of $.6 million after tax, net income available to common shareholders was $2.1 million during the quarter, a 36% increase year-over-year.

“We are very pleased with the fourth quarter results. We saw solid loan growth and continued improvement in credit quality, which reduced charge-offs and the provision for loan losses,” stated Daniel E. Klimas, president and chief executive officer.

Loan balances at December 31, 2014 increased by $28 million compared to December 31, 2013, led by the consumer and commercial loan portfolios.

The Company continued to make progress on improving credit quality as non-performing assets for the fourth quarter declined $5.2 million as compared to the same quarter in 2013. The ratio of non-performing assets to total assets at December 31, 2014, was 1.40%, down from 1.83% at December 31, 2013.

Fourth Quarter Review

Noninterest income was $3.4 million for the fourth quarter of 2014 compared to $3.3 million for the prior-year fourth quarter. This year-over-year increase was driven primarily by gains on the sale of SBA (Small Business Administration) and consumer loans, an increase in Trust Department revenues and income from bank owned life insurance, which more than offset a decline in deposit and service charge fees.

Gain on the sale of loans was $1.0 million for the quarter, compared to $.7 million for the fourth quarter of 2013. This increase is primarily due to the gain on the sale of SBA loans as this initiative continued to contribute nicely to the Company’s operating performance.

The provision for loan losses was $.6 million in the fourth quarter of 2014, down $.4 million, or 41%, from the 2013 fourth quarter, reflecting the Company’s improvement in credit quality. Net charge-offs were $.6 million for the fourth quarter of 2014, or 0.26% of average loans (annualized), compared to $1.3 million, or 0.58% of average loans (annualized), in the fourth quarter of 2013. The allowance for loan losses was $17.4 million, or 1.87% of total loans, at December 31, 2014 compared with $17.5 million, or 1.94% of total loans, at December 31, 2013. The allowance for loan losses coverage of nonperforming loans at the end of the fourth quarter improved to 105% from 80% at the end of the same quarter a year ago. “The credit quality indicators continued to improve, resulting in a lower provision for the fourth quarter of 2014,” stated Klimas.

Noninterest expense was $9.9 million for the fourth quarter of 2014 compared with $9.0 million for the fourth quarter of 2013, an increase of 10%. The increase in noninterest expense was largely in part due to the merger related costs incurred of $.8 million or $.6 million after tax.

Full Year 2014 Review

For the year ended December 31, 2014, net income available to common shareholders was $7.2 million, or $0.74 per common share, compared to $5.5 million, or $0.61 per common share for the year 2013. This represents an increase in net income available to common shareholders of $1.7 million, or 31%, and $0.13, or 21%, per common share. Excluding merger related expenses, the annual net income available to common shareholders was $7.8 million, up 42% compared to net income during 2013.

Net interest income on a fully tax-equivalent basis (FTE) for 2014 was $37.1 million compared to $36.2 million for 2013. The net interest margin was 3.21% for 2014 compared to 3.19% for 2013.

Noninterest income for 2014 was $12.9 million, compared to $12.1 million for 2013.

Noninterest expense for 2014 totaled $36.4 million, a $1.2 million increase from the total of $35.2 million for 2013.

During 2014, nonperforming assets declined $5.2 million, or 23%, to $17.4 million. For 2014, nonperforming assets comprised 1.40% of total assets, compared to 1.83% of total assets for 2013.

Net charge-offs were $3.2 million for 2014, or 0.35% of average loans, compared to $4.5 million in 2013, or 0.51% of average loans.

The allowance for loan losses was $17.4 million at December 31, 2014, or 1.87% of total loans, compared to $17.5 million at December 31, 2013, or 1.94% of total loans. For the year 2014, the provision for loan losses was $3.1 million compared to the 2013 provision of $4.4 million.

The Company continued to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 12.51%, Tier 1 leverage ratio of 9.10% and tangible common equity to tangible assets ratio of 7.69% at December 31, 2014.

Total assets at December 31, 2014 were $1.24 billion, up $6 million, or 0.5%, from December 31, 2013. Total deposits at December 31, 2014 were $1.03 billion, down $11 million, or 1.0%, from December 31, 2013.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 21 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," “proposed”, "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, any capital-raising or acquisition activities of the Company; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. The Company undertakes no obligation to update or clarify forward looking statements, whether as a result of new information, future events or otherwise.

In addition, expected cost savings, synergies and other financial benefits from the proposed merger with Northwest Bancshares might not be realized within the expected time frame and costs or difficulties relating to integration matters might be greater than expected. The requisite shareholder and regulatory approvals for the proposed merger might not be obtained.

Important Additional Information and Where to Find It

In connection with the proposed merger with Northwest Bancshares, Inc., Northwest Bancshares, Inc. will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of LNB Bancorp, Inc. and a Prospectus of Northwest Bancshares, Inc. as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF LNB BANCORP, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Northwest Bancshares, Inc. and LNB Bancorp, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Northwest Bancshares, Inc. at www.northwestsavingsbank.com under the heading “Investor Relations” and then under “SEC Filings” or from LNB Bancorp, Inc. by accessing LNB Bancorp, Inc.’s website at www.4lnb.com under the heading “Investor Relations” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Northwest Bancshares, Inc., 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Investor Relations, Telephone: (814) 726-2140 or to LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052, Attention: Investor Relations, Telephone: (440) 244-7317.

LNB Bancorp, Inc. and Northwest Bancshares, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LNB Bancorp, Inc. in connection with the proposed merger. Information about the directors and executive officers of LNB Bancorp, Inc. and their ownership of LNB Bancorp, Inc. common stock is set forth in the proxy statement for LNB Bancorp, Inc.’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 11, 2014. Information about the directors and executive officers of Northwest Bancshares, Inc. is set forth in the proxy statement for Northwest Bancshares, Inc. 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 5, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

CONSOLIDATED BALANCE SHEETS

	At December 31, 2014	At December 31, 2013
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from banks	$17,927	$36,717
Federal funds sold and interest bearing deposits in banks	6,215	15,555
Cash and cash equivalents	24,142	52,272
Securities available for sale, at fair value	217,572	216,122
Restricted stock	5,741	5,741
Loans held for sale	3,646	4,483
Loans:
Portfolio loans	930,025	902,299
Allowance for loan losses	(17,416)	(17,505)
Net loans	912,609	884,794
Bank premises and equipment, net	9,173	8,198
Other real estate owned	772	579
Bank owned life insurance	19,757	19,362
Goodwill, net	21,582	21,582
Intangible assets, net	321	457
Accrued interest receivable	3,635	3,621
Other assets	17,677	13,046
Total Assets	$1,236,627	$1,230,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$158,476	$148,961
Savings, money market and interest-bearing demand	436,271	393,778
Certificates of deposit	440,178	502,850
Total deposits	1,034,925	1,045,589
Short-term borrowings	10,611	4,576
Federal Home Loan Bank advances	54,321	46,708
Junior subordinated debentures	16,238	16,238
Accrued interest payable	596	789
Accrued taxes, expenses and other liabilities	4,597	4,901
Total Liabilities	1,121,288	1,118,801
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at December 31, 2014 and December 31, 2013	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, no shares were issued at December 31, 2014 and 7,689 shares at December 31, 2013	-	7,689
Discount on Series B preferred stock	-	(19)
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,002,139 at December 31, 2014 and 10,001,717 at December 31, 2013	10,002	10,002
Additional paid-in capital	51,441	51,098
Retained earnings	60,568	53,966
Accumulated other comprehensive income (loss)	(495)	(5,188)
Treasury shares at cost, 336,745 shares at December 31, 2014 and 328,194 shares at December 31, 2013	(6,177)	(6,092)
Total Shareholders' Equity	115,339	111,456
Total Liabilities and Shareholders' Equity	$1,236,627	$1,230,257

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands except per share data)
Interest Income
Loans	$9,243	$9,118	$36,319	$36,409
Securities:
U.S. Government agencies and corporations	1,022	971	4,097	3,587
State and political subdivisions	311	304	1,235	1,191
Other debt and equity securities	68	127	318	464
Federal funds sold and short-term investments	4	5	34	28
Total interest income	10,648	10,525	42,003	41,679
Interest Expense
Deposits	1,028	1,153	4,159	4,838
Federal Home Loan Bank advances	157	159	627	628
Short-term borrowings	13	6	86	7
Junior subordinated debenture	172	172	680	683
Total interest expense	1,370	1,490	5,552	6,156
Net Interest Income	9,278	9,035	36,451	35,523
Provision for Loan Losses	600	1,025	3,113	4,375
Net interest income after provision for loan losses	8,678	8,010	33,338	31,148
Noninterest Income
Investment and trust services	404	377	1,685	1,555
Deposit service charges	840	901	3,309	3,509
Other service charges and fees	752	820	3,014	3,279
Income from bank owned life insurance	374	240	888	752
Other income	65	186	393	521
Total fees and other income	2,435	2,524	9,289	9,616
Securities gains (losses), net	-	-	(5)	178
Gains on sale of loans	963	707	3,612	2,324
Gain (loss) on sale of other assets, net	(7)	25	19	8
Total noninterest income	3,391	3,256	12,915	12,126
Noninterest Expense
Salaries and employee benefits	5,046	4,607	18,800	18,058
Furniture and equipment	1,190	1,075	4,715	4,234
Net occupancy	555	609	2,339	2,310
Professional fees	1,222	457	2,563	1,870
Marketing and public relations	302	278	1,425	1,216
Supplies, postage and freight	271	236	946	1,045
Telecommunications	163	168	640	669
Ohio Franchise tax	129	299	800	1,213
Intangible asset amortization	35	36	136	137
FDIC assessments	191	266	979	1,039
Other real estate owned	44	102	110	382
Loan and collection expense	398	397	1,399	1,427
Other expense	361	453	1,530	1,587
Total noninterest expense	9,907	8,983	36,382	35,187
Income before income tax expense	2,162	2,283	9,871	8,087
Income tax expense	660	577	2,654	1,926
Net Income	$1,502	$1,706	$7,217	$6,161
Dividends and accretion on preferred stock	-	163	35	646
Net Income Available to Common Shareholders	$1,502	$1,543	$7,182	$5,515

Net Income Per Common Share
Basic	$0.16	$0.16	$0.75	$0.61
Diluted	0.15	0.16	0.74	0.61
Dividends declared	0.03	0.01	0.06	0.04
Average Common Shares Outstanding
Basic	9,626,842	9,288,745	9,623,772	8,953,815
Diluted	9,692,425	9,302,458	9,656,774	8,966,088

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
END OF PERIOD BALANCES	2014	2014	2014	2014	2013	2014	2013
Cash and Cash Equivalents	$24,142	$36,167	$47,795	$68,241	$52,272	$24,142	$52,272
Securities	217,572	218,847	219,422	217,510	216,122	217,572	216,122
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	3,646	1,497	2,856	1,811	4,483	3,646	4,483
Portfolio loans	930,025	922,514	907,365	910,189	902,299	930,025	902,299
Allowance for loan losses	17,416	17,432	17,430	17,497	17,505	17,416	17,505
Net loans	912,609	905,082	889,935	892,692	884,794	912,609	884,794
Other assets	72,917	73,765	71,093	69,398	66,845	72,917	66,845
Total assets	$1,236,627	$1,241,099	$1,236,842	$1,255,393	$1,230,257	$1,236,627	$1,230,257
Total deposits	1,034,925	1,056,784	1,048,938	1,076,851	1,045,589	1,034,925	1,045,589
Other borrowings	81,170	65,779	66,413	66,723	67,522	81,170	67,522
Other liabilities	5,193	5,471	11,003	4,705	5,690	5,193	5,690
Total liabilities	1,121,288	1,128,034	1,126,354	1,148,279	1,118,801	1,121,288	1,118,801
Total shareholders' equity	115,339	113,065	110,488	107,114	111,456	115,339	111,456
Total liabilities and shareholders' equity	$1,236,627	$1,241,099	$1,236,842	$1,255,393	$1,230,257	$1,236,627	$1,230,257

AVERAGE BALANCES
Assets:
Total assets	$1,233,457	$1,228,769	$1,236,203	$1,234,380	$1,221,830	$1,233,187	$1,216,228
Earning assets*	1,160,953	1,151,577	1,154,063	1,150,500	1,137,943	1,154,295	1,132,514
Securities	219,861	217,791	223,198	217,753	214,860	219,652	217,882
Portfolio loans	924,216	915,773	907,851	906,843	899,899	914,137	887,866
Liabilities and shareholders' equity:
Total deposits	$1,047,688	$1,044,021	$1,056,144	$1,055,980	$1,041,763	$1,050,916	$1,037,273
Interest-bearing deposits	876,897	883,713	905,838	910,340	891,589	894,077	895,634
Interest-bearing liabilities	943,339	951,142	972,784	978,073	956,866	961,211	960,372
Total shareholders' equity	114,135	111,394	108,624	106,681	109,814	110,232	109,712

INCOME STATEMENT
Total Interest Income	$10,648	$10,350	$10,612	$10,393	$10,525	$42,003	$41,679
Total Interest Expense	1,370	1,374	1,376	1,432	1,490	5,552	6,156
Net interest income	9,278	8,976	9,236	8,961	9,035	36,451	35,523
Provision for loan losses	600	720	893	900	1,025	3,113	4,375
Other income	2,435	2,289	2,322	2,243	2,524	9,289	9,616
Net gain on sale of assets	956	1,072	929	669	732	3,626	2,510
Noninterest expense	9,907	8,818	8,798	8,859	8,983	36,382	35,187
Income before income taxes	2,162	2,799	2,796	2,114	2,283	9,871	8,087
Income tax expense	660	713	773	508	577	2,654	1,926
Net income	1,502	2,086	2,023	1,606	1,706	7,217	6,161
Preferred stock dividend and accretion	-	-	-	35	163	35	646
Net income available to common shareholders	$1,502	$2,086	$2,023	$1,571	$1,543	$7,182	$5,515
Common cash dividend declared and paid	$290	$97	$97	$97	$93	$580	$358

Net interest income-FTE (1)	$9,436	$9,135	$9,396	$9,117	$9,192	$37,084	$36,156
Total Operating Revenue (4)	$12,827	$12,496	$12,647	$12,029	$12,448	$49,999	$48,282

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2014	2013
PER SHARE DATA
Basic net income per common share	$0.16	$0.22	$0.21	$0.16	$0.16	$0.75	$0.61
Diluted net income per common share	0.15	0.22	0.21	0.16	0.16	0.75	0.61
Cash dividends per common share	0.03	0.01	0.01	0.01	0.01	0.06	0.04
Book value per common shares outstanding	11.93	11.70	11.43	11.08	10.73	11.93	10.73
Tangible book value per common shares outstanding**	9.67	9.43	9.16	8.81	8.45	9.67	8.45
Period-end common share market value	18.03	14.29	12.18	11.42	10.03	18.03	10.03
Market as a % of tangible book	186.51%	151.57%	132.97%	129.69%	118.69%	186.51%	118.69%
Basic average common shares outstanding	9,626,842	9,626,536	9,664,972	9,668,297	9,288,745	9,623,772	8,953,815
Diluted average common shares outstanding	9,692,425	9,659,593	9,682,444	9,705,432	9,302,458	9,656,774	8,966,088
Common shares outstanding	9,665,394	9,665,394	9,664,972	9,664,972	9,673,523	9,665,394	9,673,523

KEY RATIOS
Return on average assets (2)	0.48%	0.67%	0.66%	0.53%	0.55%	0.59%	0.51%
Return on average common equity (2)	5.22%	7.43%	7.47%	6.11%	6.16%	6.55%	5.62%
Efficiency ratio	77.24%	70.57%	69.57%	73.65%	72.16%	72.77%	72.88%
Noninterest expense to average assets (2)	3.19%	2.85%	2.85%	2.91%	2.92%	2.95%	2.89%
Average equity to average assets	9.25%	9.07%	8.79%	8.64%	8.99%	8.94%	9.02%
Net interest margin (FTE) (1)	3.22%	3.15%	3.27%	3.21%	3.20%	3.21%	3.19%
Common stock dividend payout ratio	19.36%	4.63%	4.79%	6.18%	6.10%	8.04%	6.56%
Common stock market capitalization	$174,267	$138,118	$117,719	$110,374	$97,025	$174,267	$97,025

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,432	$17,430	$17,497	$17,505	$17,791	$17,505	$17,637
Provision for loan losses	600	720	893	900	1,025	3,113	4,375
Charge-offs	937	856	1,033	998	1,570	3,825	6,019
Recoveries	321	138	73	90	259	623	1,512
Net charge-offs	616	718	960	908	1,311	3,202	4,507
Allowance for loan losses, end of period	$17,416	$17,432	$17,430	$17,497	$17,505	$17,416	$17,505

Nonperforming Assets
Nonperforming loans	$16,578	$18,193	$19,907	$20,918	$21,986	$16,578	$21,986
Other real estate owned	772	745	1,016	979	579	772	579
Total nonperforming assets	$17,350	$18,938	$20,923	$21,897	$22,565	$17,350	$22,565

Ratios
Total nonperforming loans to total loans	1.78%	1.97%	2.19%	2.30%	2.44%	1.78%	2.44%
Total nonperforming assets to total assets	1.40%	1.53%	1.69%	1.74%	1.83%	1.40%	1.83%
Net charge-offs to average loans (2)	0.26%	0.31%	0.42%	0.41%	0.58%	0.35%	0.51%
Provision for loan losses to average loans (2)	0.26%	0.31%	0.39%	0.40%	0.45%	0.34%	0.49%
Allowance for loan losses to portfolio loans	1.87%	1.89%	1.92%	1.92%	1.94%	1.87%	1.94%
Allowance to nonperforming loans	105.05%	95.82%	87.56%	83.65%	79.62%	105.05%	79.62%
Allowance to nonperforming assets	100.38%	92.05%	83.31%	79.91%	77.58%	100.38%	77.58%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	7.69%	7.47%	7.29%	6.90%	6.77%	7.69%	6.77%
Average equity to assets	9.25%	9.07%	8.79%	8.64%	8.99%	8.94%	9.02%
Average equity to loans	12.35%	12.16%	11.96%	11.76%	12.20%	12.06%	12.36%
Average loans to deposits	88.21%	87.72%	85.96%	85.88%	86.38%	86.98%	85.60%
Tier 1 leverage ratio (3)	9.10%	9.01%	8.77%	8.61%	9.22%	9.10%	9.22%
Tier 1 risk-based capital ratio (3)	11.26%	11.09%	11.17%	10.90%	11.63%	11.26%	11.63%
Total risk-based capital ratio (3)	12.51%	12.34%	12.43%	12.15%	12.89%	12.51%	12.89%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) 12-31-14 ratio is estimated.
(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
** Non-GAAP measures.

**Non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures, including the period-end tangible common equity to assets ratio, in analyzing the Company's performance. Period-end tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from total stockholders' equity. Management believes that these non-GAAP financial measures provide additional useful information to investors in evaluating the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126